Exhibit 10.2
AMENDMENT TO
ALON USA ENERGY, INC.
APPRECIATION RIGHTS AWARD AGREEMENT
     This Amendment is entered into as of January 25, 2010, by and between Alon USA Energy, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”). Terms not defined in this Amendment will have the meaning set forth in the Award Agreement (defined below).
     WHEREAS, the Company and the Participant entered into an Appreciation Rights Award Agreement, dated as of March 7, 2007 (the “Award Agreement”), pursuant to which the Company granted to the Participant certain Stock Appreciation Rights under the Company’s 2005 Incentive Compensation Plan.
     WHEREAS, the Company and the Participant wish to amend the Award Agreement as set forth below.
     NOW, THEREFORE, the parties agree that the Award Agreement is hereby amended as follows:
     1. The “Exercise Period” is amended to be the three-year period beginning on the date on which each installment of Appreciation Rights vests, rather than the 365-day period beginning after such date.
     2. Unexercised vested Appreciation Rights will expire and cease to be exercisable on the day following the third anniversary of the date the Appreciation Rights became vested, rather than expiring on the date that is 366 days after the date the Appreciation Rights became vested.
     3. The description of the “Spread” and settlement in shares described therein is modified to refer to the Market Value per Share as of the exercise date, rather than as of the date immediately prior to the exercise date.
     4. The provisions of this Amendment supersede and replace in their entirety any conflicting provision set forth in the Award Agreement.
     5. Except as otherwise provided herein, the terms of the Appreciation Rights, including the vesting requirements thereof, will continue in full force and effect in accordance with their terms.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ALON USA ENERGY, INC.		PARTICIPANT

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